SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 7, 2005

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

OAKMONT ACQUISITION CORP., INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	20-2679740
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

33 Bloomfield Hills Parkway Suite 240 Bloomfield Hills, Michigan	48304
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities Act registration statement file number to which this form relates: 333-124621

(if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Securities to be registered pursuant to Section 12(g) of the Act:

Units

(Title of class)

Common Stock, par value $0.0001 per share

(Title of class)

Common Stock Purchase Warrants

(Title of class)

Item 1.    Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, common stock and warrants of Oakmont Acquisition Corp. (the “Company”). The description of the units, the common stock and the warrants contained in the section entitled “Description of Securities” in the Prospectus included in the Company’s Registration Statement on Form S-1 (Registration No. 333-123382), filed with the Securities and Exchange Commission on May 4, 2005, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.    Exhibits

The following exhibits have been filed as exhibits to the Registration Statement and are hereby incorporated herein by reference:

*3.1    Certificate of Incorporation.

*3.2    By-laws.

*4.1    Specimen Unit Certificate.

*4.2    Specimen Common Stock Certificate.

*4.3    Specimen Warrant Certificate.

*4.4    Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Company.

*4.5    Form of Unit Purchase Option.

*	Incorporated by reference to the corresponding exhibit filed with the Registration Statement, SEC File No. 333-124621.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

OAKMONT ACQUISITION CORP.

Date: July 7, 2005	By:	/s/ Michael C. Azar
Name: Michael C. Azar
Title: President